UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2006

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission File Number)	(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On August 1, 2006, Opsware Inc., a Delaware corporation (“Opsware”) completed the acquisition of all of the outstanding shares of CreekPath Systems, Inc., a Delaware corporation (“CreekPath”) pursuant to an Agreement and Plan of Reorganization dated July 7, 2006 (the “Agreement”). CreekPath is a provider of IT storage management software and services.

As previously reported in a Current Report on Form 8-K filed on July 11, 2006, the transaction is valued at approximately $10 million in cash, with a maximum potential earnout consideration of an additional $5 million in cash.

Item 9.01                                             Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

The financial statements of CreekPath required by this item shall be filed for the periods specified in Rule 3-05(b) of Regulation S-X by amendment to this Form 8-K on or before October 17, 2006.

(b)         Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X shall be filed by amendment to this Form 8-K on or before October 17, 2006.

(d)         Exhibits.

2.01                           Agreement and Plan of Reorganization, dated as of July 7, 2006, by and among Opsware, CreekPath, Stream Acquisition Corp. and Mark Davis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2006		OPSWARE INC.

	By:	/s/ David F. Conte
David F. Conte
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

2.01	Agreement and Plan of Reorganization, dated as of July 7, 2006, by and among Opsware, CreekPath, Stream Acquisition Corp. and Mark Davis